UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2016

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on February 4, 2015, Office Depot, Inc. (“Office Depot”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Staples, Inc. (“Staples”) and Staples AMS, Inc., providing for the acquisition of Office Depot by Staples (the “Merger”). On February 2, 2016, Office Depot and Staples entered into a letter agreement (the “Letter Agreement”), pursuant to which, among other matters, each company agreed to waive, until May 16, 2016, its right to terminate the Merger Agreement due to a failure to complete the Merger by February 4, 2016 or a legal restraint under antitrust laws.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 2, 2016, Office Depot and Staples issued a joint press release announcing, among other matters, their entry into the Letter Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Letter Agreement, dated as of February 2, 2016, between Staples, Inc. and Office Depot, Inc.

Exhibit 99.1	Press Release of Staples, Inc. and Office Depot, Inc., dated as of February 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2016

OFFICE DEPOT, INC.

By:	/s/ Elisa D. Garcia C.
	Name:	Elisa D. Garcia C.
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit 10.1	Letter Agreement, dated as of February 2, 2016, between Staples, Inc. and Office Depot, Inc.

Exhibit 99.1	Press Release of Staples, Inc. and Office Depot, Inc., dated as of February 2, 2016